Exhibit 99.1

0 NEW YORK CITY REIT Fourth Quarter Investor Presentation 123 William Street - New York, NY

Fourth Quarter Highlights

NYC NEW YORK CITY REIT

High Quality New York City Focused Portfolio	✓ $861 million portfolio of eight high-quality office and retail condominium assets located primarily in Manhattan ✓ High portfolio Occupancy[(1)] of 87%[(2)] with a weighted average Remaining Lease Term[(1)] of 7.2 years ✓ NYC's top 10 tenants feature a balance of large corporate and government organizations that are 73% Investment Grade[(1)] rated, increasing the quality and stability of the Company's revenues[(3)] ✓ Collected 82% of original fourth quarter Cash Rent[(4)] across the portfolio and 89% from our top ten tenants ✓ Year over year, NYC's Remaining Lease Term improved to 7.2 years from 6.8 years as management executed on portfolio leasing initiatives, including an attractive early 10-year lease extension with City National Bank[(5)] ✓ As of March 1, 2021, NYC also had a forward Leasing Pipeline[(1)] of 33,216 SF that is expected to provide an annual base rent increase of $1.4 million if these leases commence[(2)]
Proactive Asset Management	✓ Management continues to focus on driving robust leasing activity across the portfolio by executing strategic lease amendments with near-term maturing tenants and executing new leases with creditworthy tenants • Executed a short-term lease and an LOI for a five-year lease with a Fortune 50 technology company to lease 15,136 SF at 123 William Street. The short-term lease and the new lease, if executed, is expected to add approximately $800,000 in new annual base rent for five years • In advanced discussions on a five-year lease extension with an Aa2 credit tenant at 123 William Street, which, if a definitive agreement is executed and internal approvals are received, would increase annual straight-line rent by approximately $300,000[(6)] • In January, management engaged Cushman & Wakefield as 9 Times Square's new leasing broker to leverage a leading global brokerage firm and generate substantial leasing momentum with creditworthy tenants
Attractive Investment Opportunity	✓ After listing on the NYSE in August, NYC became the leading "pure-play" publicly traded REIT focused on New York City real estate ✓ Opportunity for growth as management continues to focus on leasing efforts across the portfolio and evaluate attractive acquisition opportunities caused by short-term market dislocation by the COVID-19 pandemic ✓ Since Q4'14, portfolio Occupancy has increased from 75% to 87%[(2)] as management executed on its leasing initiatives by completing new leases, extensions, tenant expansions and asset acquisitions ✓ Management expects that mass vaccine rollout will target a "return to normalcy" after the summer holidays, and support a significant uptick in office use and leasing trends in Q4'21 and 2022
Conservative Balance Sheet[(7)]	✓ Prudent balance sheet with Net Leverage[(1)] of 37.3% ✓ No debt maturities within the next three years and a weighted average debt maturity of 6.1 years
Experienced Management Team	✓ Proven track record with significant public REIT market experience ✓ Fully aligned management structure designed to reward strong operational performance

1) See Definitions in the appendix for a full description.
2) Includes leased space occupied by Knotel, Inc. as of December 31, 2020. In January 2021, Knotel, Inc. filed for bankruptcy and all leases were terminated effective January 31, 2021, representing 71,207 square feet and $3.7 million of annual base rent. Giving effect to this termination, Occupancy as of December 31, 2020 would have been 81%.
3) Refer to slide 10 – Top 10 Tenants and Definitions in the appendix for additional information.
4) Refer to slide 16 – Q4 Cash Rent Collection for additional information.
5) Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fee.
6) Refer to slide 12 – Proactive Portfolio Management for additional information.
7) Refer to slide 18 for further information regarding our capital structure and liquidity.

1

Best-in-Class Portfolio

NEW YORK CITY REIT

NYC's portfolio of $861 million of real estate investments features a diverse tenant mix across eight mixed-use office and retail condominium buildings primarily located in Manhattan

Portfolio Metrics

Metric *($ and SF in mm)*	**Q4'20**
Real Estate Investments, at Cost	$860.6
Number of Properties	8
Total Square Feet	1.2
Annualized Straight-line Rent	$54.3[1]
Occupancy	87.0%
Weighted Average Lease Term Remaining	7.2

Top 10 Tenants Credit Ratings[2]



16%
11%
73%
Investment Grade
Non Investment Grade
Not Rated

Tenant Industry Diversity[3]



Financial Services 19%
Government/ Public Administration 17%
Non-profit 14%
Services 11%
Garage 9%
Co-Working 7%
Healthcare Services 6%
Retail 4%
Fitness 4%
Professional Services 4%
Technology 3%
Other 2%

Limited Lease Expiration Schedule[4]



7%
14%
4%
10%
12%
2%
5%
46%
2021
2022
2023
2024
2025
2026
2027
Thereafter

1) Refer to slide 16 for further information regarding Cash Rent collected during the fourth quarter.
2) Ratings information is as of March 1, 2021. Weighted based on annualized straight-line rent as of December 31, 2020. NYC's top 10 tenants are 53% actual Investment Grade rated and 20% implied Investment Grade. Refer to slide 10 – Top 10 Tenants and Definitions in the appendix for additional information.
3) As of December 31, 2020. Calculated on a weighted-average basis based on square footage.
4) Based on square feet as of December 31, 2020.

2

3 Aggressive New York City Comeback 3 New York City Continues to Actively Manage the COVID - 19 Pandemic x New York State and New York City continue to lead in the fight against COVID - 19 by quickly mitigating positive COVID - 19 case increases and hot zones more effectively than other densely populated states x New York State has already administered more than 2.1 million complete COVID - 19 vaccine series, expediting the timeline to a “return to normalcy” x New York City accounts for 43% of all vaccination doses in New York State x During Mayor de Blasio’s State of the City Address, he outlined a plan to get workers “back into office buildings, students i n classrooms and 5 million people vaccinated by the end of June” x Management is expecting a “return to normalcy” after the summer holidays, which targets 6 months after mass vaccine rollout x CBRE estimates that the office sector will return to normal by 2H 2021 New York City continues to lead the fight against the COVID - 19 virus and has an aggressive in - place recovery plan and vaccination policy will that will expedite a “return to normalcy” Visualizing New York City’s Aggressive Vaccination Campaign Source: Centers for Disease Control and Prevention and Citywide Immunization Registry as of March 11, 2021. CBRE “2021 U.S. R eal Estate Market Outlook” report released on November 11, 2020. 0 500 1,000 1,500 2,000 2,500 3,000 12/20/2020 1/9/2021 1/29/2021 2/18/2021 3/10/2021 Cumulative New York City Vaccine Administration (000’s) Dose 1 Dose 2 2,575 0 10,000 20,000 30,000 40,000 50,000 9/1/2020 11/1/2020 1/1/2021 3/1/2021 NY NYC CA FL TX Rolling 7 - Day Average of Positive COVID - 19 Cases, Since September 1, 2020

Tech Bets on New York City's Future

NYC NEW YORK CITY REIT

NYC management is highly confident in the long-term market trends as the world's largest technology companies continue to bet on New York City being a tech hub

Tech Bets Big on New York City

- **In Q1'21, NYC executed a short-term license agreement and an LOI for a five-year lease with a Fortune 50 technology company to lease 15,136 SF at 123 William Street. The new lease, if executed, is expected to add approximately $800,000 in new annual gross rent for five years**
  - The leasing deal presents NYC with a unique opportunity to help a Fortune 50 technology company expand its New York City footprint and capitalize on tech's increasing midtown Manhattan presence
- **In 2020, some of the worlds largest technology companies continued to complete large block new lease transactions and reinforced the long-term outlook for New York City office space for the technology sector**
  - Facebook signed a 730,000 SF lease at the Farley building in Q3'20 and committed to building a New York City tech hub in midtown Manhattan
  - Apple signed a six-year, 220,000 SF, sublease from Macy's in midtown in Q1'20 and then leased an additional 116,000 SF in Q4'20
  - In Q3'20, Amazon announced the plan to create 2,000 new jobs in New York City and leased almost 1 million SF of warehouse space in various boroughs
  - TikTok signed a new 10-year, 232,000 SF, lease in midtown Manhattan in Q2'20, which was 5x more than the Company's initial plans

Google — **Sundar Pichai, CEO Alphabet & Google**

"In all scenarios I expect us to need physical spaces to get people together, absolutely. We have a lot of growth planned ahead. So even if there is some course correction, I don't think our existing footprint is going to be the issue."

amazon — **Ardine Williams, VP Workforce Development**

"The ability to connect with people, the ability for teams to work together in an ad hoc fashion—you can do it virtually, but it isn't as spontaneous… we are looking forward to returning to the office."

Kia Floyd, Head of Public Policy for the East and Midwest, Facebook

"The city has grit and resilience and diversity, and it was always going to be inspirational for businesses like ours."

4

5 Leading CEOs on Returning to the Office 5 “In - office collaboration will be just as important to Google’s future as it’s been to our past” - Sundar Pichai, CEO “I think we sort of moved into that phase where people actually struggle mentally, people are -- they’re not enjoying it” - Chuck Robbins, CEO “It’s probably six months after a vaccine. Once we can get a majority of people vaccinated, then it’s probably back in the office” - Reed Hastings, Co - CEO “Going back to work is a good thing,” … “The WFH lifestyle seems to have impacted younger employees, and overall productivity and ‘creative combustion’ has taken a hit” – Jamie Dimon , CEO “Cultures were not meant to be done in a remote fashion, and culture is what binds and unifies us as an organization” – Larry Fink, CEO “I look forward to us being able to welcome colleagues back into the office -- that will certainly happen some time this year” … “I think it will be good to get people working in the same location again” - Jes Staley, CEO “This is not ideal for us, and it’s not a new normal” - David Solomon, CEO

6 Leading New York City Market Position NYC is the leading “pure - play” publicly traded REIT focused on New York City real estate Total Portfolio SF (mm) (1) 6 New York City Office and Retail Exposure (2) New York City Office Exposure (2) Other Exposure Observatory Source: Company and peer metrics as of December 31, 2020 . 1) Reflects total portfolio and not pro rata square feet. 2) All metrics reflect at share ownership. NYC based on annualized straight - line rent. ESRT based on LTM revenue from Observatory a nd annualized rent for all other assets. SLG based on annualized contractual rent. PGRE based on annualized rent at share. VN O based on annualized NOI at share. 1.2 99.1% 10.2 28.8 32.5 12.9 76.0% 68. 7% 5.1% 80.1% 69.1% 71.1% 83.9% 5.1% 90.9% 84.3% 71.1%

Well-Positioned Portfolio Compared to Peers

NYC's top 10 tenants feature primarily Investment Grade rated tenants, complemented by a balance of tenants with attractive industry exposures and long-term leases

Highlights

- ✓ NYC's top ten tenants are 73% actual or implied investment grade rated and feature large corporate tenants and government agencies
- ✓ NYC's portfolio has minimal near-term lease expirations with 52% of leases expiring after 2026
- ✓ Strong underlying tenant base with 43% of NYC's tenants operating in industries with the lowest unemployment rates

Share of Top 10 Tenants Investment Grade[2]



73%
63%
58%
55%
51%
NYC
VNO
SLG
ESRT
PGRE

Rent Expirations Through 2026



44%
48%
49%
53%
53%
ESRT
SLG
NYC
VNO
PGRE

Tenants Operating in Industries with Stable Employment[3]



Government
Financial Activities
45%
45%
43%
29%
14%
36%
32%
4%
21%
18%
3%
19%
17%
2%
PGRE
NYC
SLG
VNO
ESRT

Sources: Company filings; U.S. Bureau of Labor Statistics as of February 5, 2021. Note: Company and peer metrics as of December 31, 2020 unless otherwise indicated.

1) CAGR from Q4'14 to Q4'20. NYC based on SLR. ESRT and PGRE based on annualized rent. SLG based on annualized contractual cash rent. VNO based on estimated annualized rent determined using top 30 tenants percent of total annualized rent.

2) Based on annualized straight-line rent as of December 31, 2020. NYC's top 10 tenants are 53% actual Investment Grade rated and 20% implied Investment Grade rated tenants. Peer tenant percentages are only comprised of actual Investment Grade ratings.

3) In September 2020, the U.S. Bureau of Labor Statistics reported that Government, Financial Activities and Agriculture had the three lowest unemployment rates of 4.1%, 4.4%, and 5.0% respectively, compared to total unemployment of 7.7%. Unemployment rates based on unemployed persons by industry, not seasonally adjusted. Industry concentration for NYC based on SLR. ESRT, PGRE and VNO based on annualized rent. SLG based on contractual cash rent. VNO reflects New York City assets only as of December 31, 2020.

7

Conservative Capital Structure

NYC's capital structure allows for future growth potential[1]

Net Leverage[2]



37%
40%
52%
58%
61%
NYC
PGRE
ESRT
VNO
SLG

Debt Maturities Through 2024



5%
14%
54%
67%
68%
ESRT
NYC
PGRE
VNO
SLG

- **Well-Positioned for Future Growth:** The Company's capital structure and recent listing positions the Company to take advantage of attractive acquisition opportunities
- **Higher Growth Leads to Higher Multiples:** Public markets generally reward higher growth companies with higher multiples



Conservative Balance Sheet
New Investments
Enhanced Growth
Higher Multiples

Source: Company filings. Note: Company and peer metrics as of December 31, 2020.
1) Refer to slide 18 for further information regarding our capital structure and liquidity.
2) For the Company, represents total mortgage notes payable, gross of $405.0 million minus cash and cash equivalents of $31.0 million divided by total assets of $860.6 million plus accumulated depreciation and amortization of $139.6 million as of December 31, 2020. For peers, represents total debt, plus preferred equity, minus cash and cash equivalents divided by total assets plus accumulated depreciation and amortization, at cost, as of December 31, 2020.

8

9 9 Real Estate Portfolio Highlights

10 10 Detailed Property Summary Note: Data as of December 31, 2020. 1) Includes leased space occupied by Knotel, Inc. In January 2021, Knotel filed for bankruptcy and all leases were terminated ef fec tive January 31, 2021. If Knotel was not included in this calculation as of December 31, 2020, occupancy for 9 Times Square a nd 123 Williams Street would have been 58% and 84%, respectively, and our combined occupancy would have been 81%. Portfolio Real Estate Assets, at cost ($ mm) Occupancy (1) Remaining Lease Term (in years) % of Annualized Straight - Line Rent % of Portfolio Square Feet 123 William Street $286.4 90% 5.7 37% 47% _ 1140 Avenue of the Americas 178.1 79% 6.9 28% 21% _ 9 Times Square 186.8 79% 7.7 14% 14% _ 196 Orchard Street 89.3 100% 14.0 12% 5% _ 400 E. 67th Street 77.1 100% 3.9 6% 5% _ 8713 Fifth Avenue 16.3 100% 4.5 2% 2% _ 200 Riverside Blvd. - ICON 20.2 100% 16.8 0% 5% _ 421 W. 54th Street – Hit Factory 6.5 0% 0.0 0% 1% _ Total Portfolio $860.6 87% 7.2 100% 100% _ Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured. NYC’s portfolio is diversified across eight mixed - use office and retail condominium buildings primarily located in Manhattan

Top 10 Tenant Investment Grade Profile

NYC NEW YORK CITY REIT

NYC's top 10 tenants[1] feature a balance of large Investment Grade corporate tenants such as City National Bank, CVS, Marshalls and government agencies

Tenant	Space Type	Tenant Industry	Credit Rating[2]	Q4'20 Cash Rent Collection	Remaining Lease Term (in years)	% of Portfolio SLR	% of Portfolio SF
City National Bank	Office / Retail	Financial Services	A2	100.0%	12.5	8.0%	3.5%
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	Baa2*	100.0%	10.6	6.1%	6.5%
Equinox	Retail	Fitness	Caa3	Approved Agreement[3]	17.9	5.2%	3.0%
Cornell University	Office	Healthcare Services	Aa1	100.0%	3.5	4.6%	2.9%
Dept. of Youth & Community Development	Office	Government	Aa2	100.0%	6.7	4.2%	4.0%
CVS	Retail	Retail	Baa2	100.0%	13.7	4.0%	1.0%
Waterfall Asset Management LLC	Office	Financial Services	Not Rated	100.0%	1.7	3.7%	2.5%
I Love NY Gifts	Retail	Retail	Not Rated	Approved Agreement[4]	15.4	3.7%	0.7%
USA General Services Administration	Office	Government	Aaa	100.0%	1.5	3.6%	4.8%
Marshalls	Retail	Retail	A2*	100.0%	7.8	3.0%	2.0%
*Implied Rating			**73% IG Rated**	**88.8%**	**9.7**	**46.1%**	**30.9%**

CITY NATIONAL BANK AN RBC COMPANY

Credit Rating: A2

GSA

Credit Rating: Aaa

NYC Department of Youth & Community Development

Credit Rating: Aa2

CVS pharmacy

Credit Rating: Baa2

Weill Cornell Medicine

Credit Rating: Aa1

Note: Data as of December 31, 2020 unless otherwise noted.

1) Weighted based on annualized straight-line rent as of December 31, 2020.
2) Ratings information as of March 1, 2021. Weighted based on annualized straight-line rent. NYC's top 10 tenants are 53% actual Investment Grade ("IG") rated and 20% implied Investment Grade.
3) Provides a rent credit of $0.7 million (including $0.6 million for second quarter 2020, and $0.1 million for third quarter 2020) and $0.6 million (including $0.1 million for third quarter 2020 and $0.5 million for fourth quarter 2020) deferral in exchange for a 60-month lease extension, adding $16.7 million of new gross annual rent over the extension term.
4) Provides a rent credit of $0.6 million (including $0.4 million for fourth quarter 2020 and $0.3 million for first quarter 2021) and $0.6 million (including $0.1 million for third quarter 2020 and $0.1 million for fourth quarter 2020) deferral in exchange for a 24-month lease extension, adding $3.2 million of new gross annual rent over the extension term.

11

Proactive Portfolio Management

NYC
NEW YORK CITY REIT

Asset management has proactively executed lease extensions with near-term maturing tenants, mutually beneficial lease amendments and new leases with creditworthy tenants

Leasing Commentary

- ✓ In advanced discussions on a five-year lease extension with an Aa2 credit tenant at 123 William Street, which, if a definitive agreement is executed and internal approvals are received, would increase annual straight-line rent by approximately $300,000[1]
- ✓ Executed a lease amendment with MakeSpace at 123 William Street that recaptured all of the past due and future 2021 Cash Rent due in exchange for a 2-year reduction in lease term
- ✓ Executed a short-term lease and an LOI for a five-year lease with a Fortune 50 technology company and a two-year lease with a global human resource company that collectively cover 23,300 square feet of former Knotel space at 123 William Street
- ✓ Asset management continues to actively negotiate new leases with creditworthy tenants and mutually beneficial lease amendments

5-Year Lease Extension with an Aa2 Credit Tenant[1]

	Prior Lease	New Lease
Moody's Credit Rating	Aa2	Aa2
Square Feet	40,307	45,313
Lease Expiration year	2022	2027
Remaining Lease Term	1.6 Years	5.0 Years

✓ **Five-year lease extension with a strong creditworthy tenant**

MakeSpace Amendment Captures Past Due Cash Rent

	Prior Lease	Amended Lease[2]
Square Feet	12,658	12,658
Lease Expiration	7/31/2025	7/31/2023
Payment Status	Past Due	Prepaid 2021
Past Due Rent *($ in 000)*	$533	None

✓ **Lease amendment captures all of cash rent in arrears and 2021 Cash Rent due**

1) A final amendment is subject to negotiation and execution of a definitive agreement as well as any internal approvals that may be needed by the tenant for which there can be no assurance.
2) The lease amendment provided a two-year term reduction and 25% discount on 2021 cash rent due in exchange for all of the cash rent in arrears, cash rent due in 2021 and replacement of security in the form of a letter of credit.

12

Knotel Value Opportunity

Knotel's bankruptcy provides a unique opportunity for NYC to create significant value at 123 William St and 9 Times Square by aggressively leasing prime "turn-key" space to creditworthy tenants





In January 2021, Knotel filed for bankruptcy and subsequently terminated all space leased from NYC. As of September 30, 2020, Knotel was NYC's second largest tenant based on straight-line rent

- NYC's proactive approach identified Knotel's operational issues early in the COVID-19 pandemic and well positioned our legal and asset management teams to immediately address Knotel's bankruptcy
- NYC is a member of the unsecured creditors committee and is actively monitoring Knotel's proceedings to maximize repayment of back due rent
- NYC will aggressively market prime "turn-key" space to creditworthy tenants that was formerly occupied by Knotel, creating a significant value opportunity
- The Knotel floors are new floors in excellent condition, fully furnished and will require minimal capital spend to lease

In Q1'21, asset management executed a short-term lease and an LOI for a five-year lease with a Fortune 50 technology company and a two-year lease with a global human resource company that collectively covers 23,300 square feet of former Knotel space at 123 William Street

- The five-year lease, if executed, presents NYC with a unique opportunity to replace former Knotel space with a leading global technology company and help a Fortune 50 technology company expand its New York City footprint
- Collectively, the new leases replace nearly 68% of Knotel's annual base rent from 2020 at 123 William St and 34% of Knotel's total annual base rent across the portfolio

In January, management engaged Cushman & Wakefield ("C&W") as 9 Times Square's new leasing broker to leverage a leading global brokerage firm and generate substantial leasing momentum with creditworthy tenants

- The floors are being marketed as "turn-key" opportunities that will cater to tenants with immediate space needs as employees begin to return to office use
- C&W will continue to engage former Knotel tenants and new prospective tenants to generate significant leasing momentum

13

Scalable Operating Platform

NYC
NEW YORK CITY REIT

Dating back to 2014, management has a strong history of driving long-term value creation through active asset management and significant leasing activity

Active Asset Management Continues to Drive Long-Term Value Since 2014

- ✓ NYC has grown NOI since Q4'14 by way of asset acquisitions, robust leasing activity and tenant expansion projects
  - **Substantial Occupancy increase** from 75% in Q4'14 to 87%[1] in Q4'20 as management executed on its robust leasing strategy
  - **Significant Remaining Lease Term** of 7.2 years at quarter end as compared to 7.3 years in Q4'14, driven by active portfolio management to secure new long-term leases and execute lease extensions with creditworthy tenants
    - Year over year, NYC's Remaining Lease Term improved to 7.2 years from 6.8 years as management executed on portfolio leasing initiatives, including an attractive early 10-year lease extension with City National Bank[2]
  - **Leasing activity remains strong** with 13 new and replacement leases completed in 2020
- ✓ As of March 1, 2021, NYC also had a forward Leasing Pipeline of 33,216 SF that is expected to provide an annual base rent increase of $1.4 million if these leases commence[1]

Cumulative Portfolio Growth Featuring Long-Term Leases



(square feet in thousands)
226 SF
751 SF
975 SF
958 SF
1,034 SF
1,042 SF
1,030 SF
Q4'14
Q4'15
Q4'16
Q4'17
Q4'18
Q4'19
Q4'20
421 W. 54th Street
400 E. 67th Street
200 Riverside Blvd.
9 Times Square
123 William Street
1140 Avenue of the Americas
8713 Fifth Avenue
196 Orchard Street

1) Includes leased space occupied by Knotel, Inc. as of December 31, 2020. In January 2021, Knotel, Inc. filed for bankruptcy and all leases were terminated effective January 31, 2021, representing 71,207 square feet and $3.7 million of annual base rent. Giving effect to this termination, Occupancy as of December 31, 2020 would have been 81%.
2) Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fee.

14

Case Study: Knotel Proactive Management

Proactive management leads to the partial backfill of former Knotel space with a Fortune 50 technology and global human resource Company

- ✓ **In January 2021, Knotel filed for bankruptcy and subsequently terminated all space leased from NYC[1]**
  - NYC's proactive approach identified Knotel's operational issues early in the COVID-19 pandemic and well positioned our legal and asset management teams to immediately address Knotel's bankruptcy
- ✓ **Shortly after Knotel filed for bankruptcy, NYC executed a short-term lease and an LOI for a five-year lease with a Fortune 50 technology company and a two-year lease with a global human resource company for space formerly occupied by Knotel at 123 William Street**
  - The new leases collectively represent over 23,400 square feet, replacing 65% of Knotel's previously occupied space and approximately 68% of Knotel's annual base rent from 2020 at 123 William St., almost immediately after Knotel's bankruptcy filing
  - The new leases enhance NYC's portfolio by replacing a bankrupt tenant with a, investment grade, Fortune 50 technology company and a global HR company
- ✓ **NYC's early identification and proactive response to Knotel's operational challenges caused by the COVID-19 pandemic well positioned NYC to partially backfill former Knotel space with creditworthy tenants and aggressively market the remaining "turn-key" space**



Summary of Lease Terms

($ and SF in 000's)	Fortune 50 Technology Company	Global HR Company	Combined New Lease Terms
Annual Cash Rent	$787.1	$462.4	$1,249.5
Square Feet	15.1	8.3	23.4
Term	5.5 Years[2]	2 Years	4.2 Years



1) As of December 31, 2020, Knotel occupied 71,207 square feet.
2) The tenant executed a short-term license agreement until August 2021 and agreed to terms on a 5-year lease agreement pursuant to an LOI. The LOI is non-binding and there can be no assurance the LOI will result in a definitive agreement.

15

16 Financial Highlights

17 82% 7% 10% 1% Q4'20 Cash Rent Paid Approved Agreement Agreement Negotiation Other Significant Fourth Quarter Cash Rent Collection Fourth Quarter Cash Rent Status October November December Total Portfolio _ Q4'20 Cash Rent Collected 81% 82% 83% 82% _ Approved Agreement (1) 9% 7% 6% 7% _ Agreement Negotiation (2) 10% 10% 10% 10% _ Other (3) 1% 1% 1% 1% _ Total 100% 100% 100% 100% 17 NYC’s proactive response to the COVID - 19 pandemic resulted in significant rent collection success as we’ve received 82% of fourth quarter Cash Rent Rent Collection Highlights Fourth Quarter Cash Rent Collection Detail 82% of Fourth Quarter Cash Rent collected x NYC’s portfolio features a balance of large Investment Grade corporate tenants such as City National Bank, CVS, Marshalls, and government agencies 7% of Fourth Quarter Cash Rent is subject to an Approved Agreement x Approved Agreements typically defer or credit a portion of Cash Rent due for some of the fourth quarter with payment of deferred Cash Rent during 2021 x NYC also completed one lease amendment with I Love NY that provided a rent credit of $0.6 million in exchange for a 24 - month lease extension that added $3.2 million of new gross annual rent over the extension term 10% of Fourth Quarter Cash Rent is currently in Agreement Negotiation x Management continues to aggressively pursue collection of unpaid Cash Rent amounts by reaching mutually beneficial Approved Agreements Note: Collection data as of March 1, 2021, includes both Cash Rent paid in full and in part pursuant to an Approved Agreement or otherwise. Excludes fourth quarter Cash Rent or Approved Agreements approved after March 1, 2021 that would apply to fourth q ua rter Cash Rent or any Approved Agreement that would apply to fourth quarter Cash Rent. This information may not be indicative of any future per iod and remains subject to changes based ongoing collection efforts and negotiation of additional agreements. The impact of the C OV ID - 19 pandemic on our rental revenue for the first quarter of 2021 and thereafter cannot be determined at present. The ultimate impact on our f utu re results of operations and liquidity will depend on the overall length and severity of the COVID - 19 pandemic, which management is unable to predict. 1) Represents Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of Cash Rent due. The re nt credit is generally coupled with an extension of the lease. As of March 1, 2021, we granted rent credits with respect to 1 .8% of fourth quarter Cash Rent due. The terms of the lease amendments providing for rent credits differ by tenant in terms of the length and amount of the credit . A “Deferral Agreement” is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash R en t due. 2) Represents active tenant discussions where no Approved Agreement has yet been reached. There can be no assurance that we will be able to enter into an Approved Agreement on favorable terms, or at all. These amounts are substantially comprised of tenants th at were placed on a cash basis during the fourth quarter, including Knotel, which represents 6% of fourth quarter cash rent due, after concluding that it was no longer probable that substantially all amounts due would be collected. We have fully reserved for amounts due from the se tenants as a reduction in revenue as of December 31, 2020. 3) Consists of tenants who have made a partial payment and/or tenants without active communication on a potential Approved Agree men t. There can be no assurance that such Cash Rent will be collected. Includes approximately 0.3% of fourth quarter Cash Rent d ue from a tenant that was placed on cash basis during the fourth quarter for which we have fully reserved as a reduction in revenue as of Dece mbe r 31, 2020.

18 18 Capital Structure and Q4'20 Results Note: As of December 31, 2020, we had cash and cash equivalents of $31.0 million. We are, however, required to maintain a min imu m net worth in excess of $175.0 million and minimum liquid assets of $10.0 million under our loan secured by our 9 Times Squa re property, which limits our use of this cash. Our principal sources of cash in recent periods have been the net cash, if any, provided by our current pro per ty operations and cash on hand consisting primarily of proceeds from financings of then - unencumbered assets. In some recent peri ods, including the third and fourth quarter of 2020, the net cash provided by our property operations has not been sufficient to fund operating expenses and othe r c apital requirements. Due to rent deferrals and the other impacts of COVID - 19, as well as the terms of our leases, we anticipate we will continue to fund a portion of our operating expenses and other capital requirements with cash on hand through at least the first half of 2021. We may only incu r a dditional indebtedness on our properties (except our only unencumbered property, the Hit Factory, which is unoccupied and the ref ore unlikely to be accepted as collateral for a new mortgage loan) with the consent of the existing lenders, which may not be granted on acceptable or favor abl e terms, or at all, if we were to seek to obtain it. 1) See Definitions in the appendix for a full description. 2) See appendix for Non - GAAP reconciliations. NYC maintains a conservative balance sheet with Net Leverage of 37% and no debt maturities within the next 3 years Capital Structure x NYC maintains a conservative capital structure with fixed rate, long - term mortgage debt and Net Leverage of 37% x No debt maturities within the next three years and a weighted average debt maturity of 6.1 years x Current capital structure positions the Company to take advantage of attractive acquisition opportunities Q4'20 Results ($ mm) Q4'20 Revenue from Tenants $9.9 Funds from Operations (1)(2) ($8.9) Core Funds from Operations (1)(2) ($6.8) Cash NOI (1)(2) $4.1 Key Capitalization Metrics ($ and shares in mm) Q4'20 Fixed / Floating Debt % 100% / 0% Weighted Averaged Effective Interest Rate 4.4% Total Debt $405.0 Net Debt (1) $374.0 Real estate assets, at cost $860.6 Net Leverage (1) 37.3% Diluted Shares Outstanding 12.8 Debt Maturity Schedule $55.0 $99.0 $140.0 $60.0 $51.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030+

Q4'20 Core FFO Impact

NYC NEW YORK CITY REIT

78% of quarterly Core FFO decline was not driven by Q4'20 balances; these were related to past due balances from prior periods related to COVID-19 headwinds which are not expected to have a long-term impact on NYC's operations

$ in thousands		
Q3'2020 - Core FFO[1]	**$**	**514**
(-) Accounts receivable balance as of Q3'20 written off		(1,461)
(-) Straight-line rent balance as of Q3'20 written off		(4,259)
(-) Q4'20 Revenue written off or reserved		(1,525)
Total revenue decrease	**$**	**(7,245)**
(+) Interest Expenses		864
(-) Other Expense		(1,047)
Q4'2020 - Core FFO[1]	**$**	**(6,806)**

78% of quarterly Core FFO decline driven by write downs related to mainly four tenants with past due balances prior to Q4'20 as a result of short-term COVID-19 related headwinds

Prudent and Proactive Actions Taken to Address COVID-19 Tenant Related Headwinds *($ in mm)*

Tenant	Revenue Decrease	Actions
Knotel	($3.2)	– Secured a seat on the Unsecured Creditor's Committee – Executed a short-term lease and an LOI for a five-year lease with a Fortune 50 technology company totaling15,000 SF and executed a two-year lease totaling 8,300 SF with a global human resource company at 123 William St. Collectively, the new leases would replace nearly 68% of Knotel's annual base rent from 2020 at 123 William St and 34% of Knotel's total annual base rent from 2020 across the portfolio – Engaged Cushman & Wakefield at 9 Times Square to aggressively market "turn-key" space formerly occupied by Knotel
Icon Parking	(1.5)	– Filed and awaiting summary judgment ruling for all of the arrears rent and expenses. Management has engaged the tenant and is confident in reaching a mutually beneficial agreement with the tenant as short-term COVID related headwinds subside
Universal Sports	(1.2)	– Filed and received summary judgment ruling for all of the arrears rent and expenses. Management has engaged the tenant and has also engaged Cushman & Wakefield at 9 Times Square to aggressively market space and evaluate all strategic options
Quik Park	(1.1)	– Filed and received a summary judgment in favor of NYC for all of the arrears rent and expenses – Management is confident in reaching a mutually beneficial solution as short-term COVID related headwinds subside
	($7.0)	

1) See appendix for Non-GAAP reconciliations.

19

20 20 Management and Board of Directors

21 21 Experienced Management Team Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opport uni ties for all AR Capital - sponsored investment programs ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Chris Masterson Chief Financial Officer and Treasurer ▪ Elected Chief Financial Officer and Treasurer of New York City REIT in September 2019 ▪ Currently serves as Chief Financial Officer of Global Net Lease, Inc. (NYSE: GNL) ▪ Past experience includes accounting positions with Goldman Sachs and KPMG Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating and closing AR Global’s real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during profes sional career Boris Korotkin Senior Vice President of Capital Markets ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Christopher Chao Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former asset management and acquisitions director for Paramount Group, Inc., a 9 million square foot New York City office por tfo lio

22 22 Board of Directors Michael Weil | Director and Executive Chairman ▪ Founding partner of AR Global ▪ Formerly, Mr. Weil served as Executive Vice President of AR Capital, where he supervised the origination of investment opportunities for all AR Capital - sponsored investment programs ▪ Prior to the establishment of AR Capital, Mr. Weil served as Senior Vice President of Sales and Leasing for American Financial Realty Trust (AFRT), where he was responsible for the disposition and leasing activity for an approximately 30 million square foot portfolio ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Lee Elman | Independent Director and Audit Committee Chairman ▪ Independent director of the Company since February 2016 ▪ Founder & President of Elman Investors Inc., an international real - estate investment bank ▪ 40+ years of real estate investment experience in the US and abroad ▪ Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs Abby Wenzel | Independent Director ▪ Ms. Wenzel was a member of the law firm of Cozen O’Conner, resident in the New York Office from April 2009 until her retirement in June 2019. Ms. Wenzel practiced in in the Real Estate Group and capital markets practice area, focusing on capital markets, finance and sale leaseback transactions ▪ Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block, LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009 Elizabeth Tuppeny | Lead Independent Director ▪ Chief Executive Officer and founder of Domus, Inc., since 1993 ▪ 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies ▪ Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games Strong Corporate Governance x Majority independent Board of Directors, with additional oversight provided by committees comprised solely of independent directors x PricewaterhouseCoopers LLP currently acts as the independent auditor for NYC x NYC is supported by robust financial accounting and reporting teams, and maintains financial reporting processes, controls and procedures x Management and shareholders fully aligned to compensate based on operational outperformance

23 23 Appendix

24 24 Definitions Annualized Straight - Line Rent : Straight - line rent which is annualized and calculated using most recent available lease terms as of the period end indicated . Approved Agreement : Represents Deferral Agreements as well as amendments granting the tenant a rent credit for some portion of Cash Rent due . The rent credit is generally coupled with an extension of the lease . As of March 1 , 2021 , we granted rent credits with respect to 1 . 8 % of fourth quarter Cash Rent due . The terms of the lease amendments providing for rent credits differ by tenant in terms of the length and amount of the credit . A “Deferral Agreement” is an executed or approved amendment to an existing lease agreement to defer a certain portion of Cash Rent due . Agreement Negotiation : Represents active tenant discussions where no Approved Agreement has yet been reached . There can be no assurance that we will be able to enter into an Approved Agreement on favorable terms, or at all . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter prior to a Deferral Agreement . Core FFO : In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non - operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform . Specific examples of discrete non - operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non - recurring in nature incurred in connection with the listing of Class A common stock on the NYSE and related transactions), and non - cash equity - based compensation . We add back non - cash write - offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows . We consider these write - offs and prepayment penalties to be capital transactions and not indicative of operations . By excluding expensed acquisition and transaction dead deal costs as well as non - operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties . In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results . FFO : We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”) . The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity . Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO . Our FFO calculation complies with NAREIT’s definition .

25 25 Definitions Investment Grade : As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade . Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default . Ratings information is as of March 1 , 2021 . Leasing Pipeline : Includes ( i ) all leases fully executed by both parties as of March 1 , 2021 , but after December 31 , 2020 and (ii) all leases under negotiation with an executed LOI by both parties as of March 1 , 2021 . There can be no assurance that such leases will commence on their current terms, or at all . Leasing pipeline should not be considered an indication of future performance . Net Debt : Total debt of $ 405 . 0 million less cash and cash equivalents of $ 31 . 0 million as of December 31 , 2020 . Net Leverage : For the Company and for December 31 , 2020 , represents total mortgage notes payable, gross of $ 405 . 0 million minus cash and cash equivalents of $ 31 . 0 million divided by total assets of $ 861 . 8 million plus accumulated depreciation and amortization of $ 139 . 7 million as of December 31 , 2020 . For peers, represents total debt, plus preferred equity, minus cash and cash equivalents divided by total assets plus accumulated depreciation and amortization, at cost, as of December 31 , 2020 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line rent as of the date or period end indicated .

26 26 Reconciliation of Non - GAAP Metrics: Cash NOI (in thousands) Three Months Ended December 31, 2020 Three Months Ended December 31, 2019 Net Loss (in accordance with GAAP) $ (16,600) $ (6,670) Other income (8) (161) General & Administrative 1,844 1,417 Asset and property management fees to related parties 1,856 1,945 Acquisition & Transaction Related — (5) Equity - based compensation 2,116 22 Depreciation & Amortization 7,677 8,390 Interest Expense 4,225 4,847 Accretion of below - and amortization of above - market lease liabilities and assets, net (219) (104) Straight - line rent (revenue as a lessor) 3,180 (1,012) Straight - line ground rent (expense as lessee) 27 28 Cash NOI $ 4,098 $ 8,697 Cash Net Operating Income (Cash NOI) Reconciliation Schedule

27 27 Reconciliation of Non - GAAP Metric: FFO (in thousands) Three Months Ended December 31, 2020 Three Months Ended September 30, 2020 Three Months Ended December 31, 2019 Net Loss (in accordance with GAAP) $ (16,600) (12,288) (6,670) Depreciation and amortization 7,677 8,639 8,390 FFO (As defined by NAREIT) $ (8,923) (3,649) 1,720 Acquisition and transaction related — — (5) Listing Fees — 1,299 — Vesting and conversion of Class B Units — 1,153 — Equity - based compensation 2,116 1,711 22 Core FFO attributable to common stockholders $ (6,807) 514 1,737 Funds From Operations (FFO) Reconciliation Schedule

28 28 Legal Notices

29 29 Important Information References in this presentation to the “Company,” “we,” “us” and “our” refer to New York City REIT, Inc. (“NYC”) and its cons oli dated subsidiaries. This presentation contains estimates and information concerning the Company’s industry and the Company’s peer companies that are based on industry publications, reports and peer company public filings. The Company has not independently verified the accuracy of th e data contained in these industry publications, reports and peer company public filings. These estimates and information involve a num ber of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The industry in whi ch we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Fa ctors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Repo rt on Form 10 - K filed with the SEC on March 19, 2020, the Company’s Quarterly Report on Form 10 - Q filed with the SEC on May 14, 2020 a nd the Company's subsequent Quarterly Reports on Form 10 - Q filed with the SEC. These and other factors could cause results to diff er materially from those expressed in these publications and reports. The majority of the concessions granted to our tenants as a result of the COVID - 19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief gran ted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income and, NAREIT FFO and Co re FFO has not been, and we do not expect it to be, significantly impacted by these types of deferrals.

Forward Looking Statements

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company regarding future events. You can identify forward-looking statements by the use of forward looking terminology such as "believes," "expects," "may," "will," "would," "could," "should," "seeks," "intends," "plans," "projects," "estimates," "anticipates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on March 19, 2020, the Company's Quarterly Report on Form 10-Q filed with the SEC on May 14, 2020, the Company's Quarterly Report on Form 10-Q filed with the SEC on August 13, 2020, the Company's Quarterly Report on Form 10-Q filed with the SEC on November 12, 2020, as well as other filings with the SEC. Forward-looking statements speak as of the date they were made and we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Our properties may be adversely affected by economic cycles and risks inherent to New York City.
- Our ability to fund our capital requirements will depend on, among other things, the amount of cash we are able to generate from our operations, which is dependent on, among other things, the impact of the COVID-19 pandemic on our tenants and other factors outside of our control, and our ability to access capital from outside sources, which may not be available on acceptable or favorable terms, or at all.
- If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources.
- Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses.
- Market and economic challenges experienced by the U.S. and global economies may adversely impact aspects of our operating results and operating condition.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.
- We depend on the Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations.
- All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
- We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases.
- We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future.
- The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
- Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
- We may fail to continue to qualify as a REIT.

30